                                                                    Exhibit 23.2






                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 60,000 shares of common stock pertaining to the 1995 Director Stock Option Plan of Wang Laboratories, Inc. of our report dated August 13, 1997 with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP


Boston, Massachusetts
February 9, 1998